UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2026

BPGC ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40201	95-1578557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 Avenue of the Americas, 5th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 439-6664

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on July 22, 2025, BPGC Acquisition Corp., a Cayman Islands exempted company (“BPGC”), entered into an Agreement and Plan of Merger (as amended on October 6, 2025, October 30, 2025 and December 12, 2025, the “Merger Agreement”), with iRocket Technologies, Inc., a Delaware corporation, iRocket Merger Sub, LLC, a Delaware limited liability company, BPGC Merger Sub, Inc., a Delaware corporation, and Innovative Rocket Technologies Inc., a Delaware corporation (“iRocket”). The terms of the Merger Agreement were more fully described in BPGC’s Current Report on Form 8-K filed with Securities and Exchange Commission on July 23, 2025.

On April 14, 2026, iRocket terminated the Merger Agreement by delivering written notice to BPGC pursuant to Section 10.01(c)(ii) thereof, which permitted such termination if the transactions contemplated thereby were not completed on or before March 16, 2026. As a result, the Merger Agreement is of no further force and effect (other than certain customary limited provisions that survive pursuant to the terms of the Merger Agreement), and the Support Agreement (as defined in the Merger Agreement) that was entered into in connection with the Merger Agreement also automatically terminated in accordance with its terms. Following the termination, BPGC and iRocket engaged in discussions for approximately eight weeks regarding a potential reinstatement of the Merger Agreement; however, the parties were unable to reach agreement on mutually acceptable terms.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPGC ACQUISITION CORP.

	By:	/s/ Nadim Z. Qureshi
	Name:	Nadim Z. Qureshi
	Title:	Chairman, Chief Executive Officer and President

Dated: June 25, 2026

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